FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   SAVANNAH ELECTRIC CAPITAL TRUST I
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             (Exact name of registrant as specified in its charter)

                  DELAWARE                           Applied For
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(State of incorporation ororganization)       (IRS Employer Identification No.)

600 Bay Street, East, Savannah, Georgia                   31401
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(Address of principal executive offices)                (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
      Title of each class                         on which each class is
      to be so registered                          to be so registered

6.85% Trust Preferred Securities                  New York Stock Exchange
(Liquidation amount $25 per Preferred Security)


Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 6.85% Trust Preferred Securities (Liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Savannah Electric Capital Trust I, a Delaware business trust. A description of the Preferred Securities is contained in the Registration Statement on Form S-3 of Savannah Electric and Power Company and Savannah Electric Capital Trust I, Registration Nos. 333-46171 and 333-46171-01, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Savannah Electric and Power Company and Savannah Electric Capital Trust I pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


                1 Registration Statement on Form S-3, filed by Savannah Electric and Power Company and Savannah Electric Capital Trust I (Registration Nos. 333-46171 and 333-46171-01) (incorporated herein by reference).

                4(a) Certificate of Trust of Savannah Electric Capital Trust I (designated in Registration Nos. 333-46171 and 333-46171-01 as Exhibit 4.5 and incorporated herein by reference).

                4(b) Form of Amended and Restated Trust Agreement of Savannah Electric Capital Trust I (designated in Registration Nos. 333-46171 and 333-46171-01 as
                           Exhibit 4.7 and incorporated herein by reference).

                4(c) Subordinated Note Indenture between Savannah Electric and Power Company and The Bank of NewYork, as trustee (designated in Registration Nos. 333-46171 and 333-46171-01 as Exhibit 4.3 and incorporated herein by reference).

                4(d) Form of Supplemental Indenture to Subordinated Note Indenture (designated in Registration Nos. 333-46171 and 333-46171-01 as Exhibit 4.4 and incorporated herein by reference).


                                       -2-


           4(e) Form of Guarantee relating to Savannah Electric Capital Trust I with respect to the Preferred Securities (designated in Registration No. 333-46171 and 333-46171-01 as Exhibit 4.11 and incorporated herein by reference).


                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 7, 1998   SAVANNAH ELECTRIC CAPITAL TRUST I

                           By   SAVANNAH ELECTRIC AND POWER COMPANY

                           By  /s/  Wayne Boston
                                          Wayne Boston
                                      Assistant Secretary